As filed with the Securities and Exchange Commission on July 10, 2006
Registration No. 333-89931

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MAIN STREET RESTAURANT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2948370

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5050 N. 40th Street, Suite 200
Phoenix, Arizona 85018
(602) 852-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
2002 Incentive Stock Plan

(Full Title of the Plan)
Bradford L. Honigfeld
President
Main Street Restaurant Group, Inc.
5050 N. 40th Street, Suite 200
Phoenix, Arizona 85018
(602) 852-9000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, NY 10022
(212) 326-0133 (Telephone)
(212) 798-6329 (Facsimile)

DEREGISTRATION OF SECURITIES
     Main Street Restaurant Group, Inc., a Delaware corporation (the “Registrant”), previously filed a Registration Statement on Form S-8, Registration No. 333-89931 (the “Registration Statement”), registering shares of its common stock under the Registrant’s 1999 Incentive Stock Plan. Pursuant to the Registrant’s undertaking in the Registration Statement, this post-effective amendment is being filed by the Registrant to deregister any and all of the shares of its common stock originally registered under the Registration Statement that have not been issued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on July 10, 2006.

MAIN STREET RESTAURANT GROUP, INC.

By:	/s/ Bradford L. Honigfeld

Bradford L. Honigfeld, President